UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2018, TechPrecision Corporation (the "Company"), through its wholly owned subsidiary Ranor, Inc. ("Ranor"), entered into a First Modification (the "Modification") to the Loan Agreement dated December 20, 2016 (the "Loan Agreement") between Ranor and Berkshire Bank, successor by merger to Commerce Bank & Trust Company ("Berkshire"). Under the Modification, Berkshire agreed to waive Ranor’s failure to maintain the required minimum debt service coverage ratio for the period ending March 31, 2018 on the condition that the Loan Agreement be modified to change the debt service coverage ratio. Ranor is still required to maintain a ratio between the Company’s cash flow to total debt service of at least 1.2 to 1.0, but the definitions of cash flow and total debt service were updated. Under the Modification, "cash flow" means an amount, without duplication, equal to the sum of net income of Guarantor plus (i) interest expense, (ii) taxes, (iii) depreciation and amortization, (iv) stock based compensation expense taken by the Guarantor, (v) non-cash losses and charges and one time or nonrecurring expenses at Berkshire’s discretion, less (vi) the amount of cash distributions, if any, made to the Company’s shareholders or owners, (vii) less cash taxes paid. The Modification added clause (v). In addition, as a result of the Modification, unfinanced capital expenditures made by the Company are no longer required to be deducted from cash flow. "Total debt service" means an amount, without duplication, equal to the sum of (i) cash interest paid by the Company on its liabilities, obligations and reserves, and (ii) all amounts expended by the Company in connection with current maturities of long-term debt and preferred dividends. The Modification clarified that only cash interest (as opposed to payment-in-kind interest) paid is included in “total debt service”.

The description of the Modification is qualified in its entirety by reference to the full text of the Modification, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	First Modification to Loan Agreement dated June 6, 2018 by and between Ranor, Inc. and Berkshire Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: June 11, 2018	By:	/s/	Thomas Sammons
	Name:		Thomas Sammons
	Title:		Chief Financial Officer

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